UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2009

EF JOHNSON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark S. Newman resigned as a Director of EF Johnson Technologies, Inc. (the “Company”) effective June 5, 2009.  Mr. Newman, who is Chairman and Chief Executive Officer of DRS Technologies, Inc. (“DRS”), joined the Board of the Company in October 2005.  Mr. Newman stated that he submitted his resignation due to recently arisen conflicts of interest due to his position with DRS.  Mr. Newman did not resign as a member of the Board of Directors because of any disagreement with the Company, known to an executive officer of the Company, on any matter related to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: June 10, 2009	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel